Exhibit 99.01

Emulex Announces Third Quarter Financial Results

COSTA MESA, Calif., April 29, 2015 - Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, announced today its financial results for the third quarter of fiscal 2015 ending March 29, 2015.

On February 25th, 2015, Emulex entered into a definitive agreement with Avago Technologies Limited (NASDAQ: AVGO) under which Avago agreed to acquire Emulex for $8.00 per share in an all-cash transaction valued at approximately $606 million as of the offer date. In anticipation of this transaction, which is expected to close during Avago’s second half of the fiscal year ending November 1, 2015, Emulex will not issue financial guidance for the upcoming quarter or conduct a third quarter results conference call. Emulex has also discontinued its share repurchases under the previously announced authorization.

Third Quarter Financial Highlights

•
Third quarter 2015 revenue of $96 million with non-GAAP EPS of $0.16 as compared to initial guidance of $0.11-$0.15. A GAAP net loss of ($0.82) compared to prior guidance of a loss of ($0.06) to ($0.10), the latter of which excluded a $0.79 charge incurred in the third quarter for impairment of goodwill and intangible assets related to the Company’s Network Visibility Products (NVP) operations.

•	Fibre Channel (FC) revenue performance exceeded prior expectations of mid-single-digit annual declines, led by the Gen 5 (16Gb) FC family of products, which were up more than 100% over the prior year.

•	Skyhawk™-based 10Gb Ethernet products designed for current x86 server offerings grew revenue greater than 30% compared to the prior quarter and over six-fold over the prior year.

•	Non-GAAP gross margin of 67.5% expanded approximately 180 basis points year-over-year and 120 basis points as compared to the prior quarter.

•	Cash, cash equivalents and investments at the end of the quarter of $203 million.

FY’15 Q3 Earnings Results
April 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2015	2014	2015	2014
Net revenues	$96,296	$109,730	$311,192	$347,558

Cost of sales:
Cost of goods sold	31,524	37,864	105,675	119,664
Amortization of core and developed technology intangible assets	6,186	6,240	18,895	18,639
Expenses related to the Broadcom patents	1,976	1,978	5,791	5,833
Cost of sales	39,686	46,082	130,361	144,136
Gross profit	56,610	63,648	180,831	203,422

Operating expenses:
Engineering and development	33,482	37,119	100,802	119,550
Selling and marketing	16,540	18,349	49,282	57,290
General and administrative	11,511	12,413	25,056	32,449
Amortization of other intangible assets	571	1,584	1,747	4,791
Impairment of goodwill and intangible assets	57,895	—	57,895	—
Total operating expenses	119,999	69,465	234,782	214,080

Operating loss	(63,389)	(5,817)	(53,951)	(10,658)

Non-operating (expense) income, net:
Interest income	2	5	5	25
Interest expense	(2,434)	(2,356)	(7,227)	(3,506)
Other (expense) income, net	182	(135)	(213)	(118)
Total non-operating (expense) income, net	(2,250)	(2,486)	(7,435)	(3,599)

Loss before income taxes	(65,639)	(8,303)	(61,386)	(14,257)

Income tax (benefit) provision	(6,574)	(1,104)	(5,924)	610

Net loss	$(59,065)	$(7,199)	$(55,462)	$(14,867)
Net loss per share:
Basic	$(0.82)	$(0.09)	$(0.78)	$(0.17)
Diluted	$(0.82)	$(0.09)	$(0.78)	$(0.17)
Number of shares used in per share computations:
Basic	71,977	80,883	71,492	86,403
Diluted	71,977	80,883	71,492	86,403

FY’15 Q3 Earnings Results
April 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)
	March 29,	June 29,
	2015	2014
Assets

Current assets:
Cash and cash equivalents	$202,734	$158,439
Accounts receivable, net	62,816	76,974
Inventories	21,724	25,831
Prepaid expenses and other current assets	18,800	20,029
Deferred income taxes	223	223
Total current assets	306,297	281,496

Property and equipment, net	56,377	59,908
Goodwill and intangible assets, net	277,989	356,526
Other assets	16,892	19,993
Total assets	$657,555	$717,923

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$22,989	$25,762
Accrued and other current liabilities	40,485	42,183
Total current liabilities	63,474	67,945

Convertible senior notes	150,854	146,478
Other liabilities	7,602	6,842
Deferred income taxes	4,329	15,550
Accrued taxes	26,462	26,462
Total liabilities	252,721	263,277

Total stockholders’ equity	404,834	454,646
Total liabilities and equity	$657,555	$717,923

FY’15 Q3 Earnings Results
April 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)
	Nine Months Ended
	March 29,	March 30,
	2015	2014

Cash flows from operations:
Net loss	$(55,462)	$(14,867)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	34,300	37,805
Stock based compensation	11,119	12,226
Impairment of goodwill and intangible assets	57,895	—
Deferred income taxes	(11,221)	—
Other reconciling items	3,993	2,610
Changes in assets and liabilities	18,140	13,455
Net cash provided by operating activities	58,764	51,229

Cash flows from investing activities:
Investment in property and equipment, net	(11,606)	(13,063)
Net cash used in investing activities	(11,606)	(13,063)

Cash flows from financing activities:
Issuance of convertible senior notes	—	175,000
Repurchase of common stock	(1,004)	(103,039)
Other	(1,008)	(6,756)
Net cash (used in) provided by financing activities	(2,012)	65,205

Effect of exchange rates on cash and cash equivalents	(851)	295

Net increase in cash and cash equivalents	44,295	103,666
Opening cash balance	158,439	105,637
Ending cash balance	$ 202,734	$ 209,303

FY’15 Q3 Earnings Results
April 29, 2015

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:
	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2015	2014	2015	2014
GAAP net loss as presented above	$(59,065)	$(7,199)	$(55,462)	$(14,867)
GAAP loss per share as presented above	$(0.82)	$(0.09)	$(0.78)	$(0.17)
Basic Shares used in GAAP loss per share computations	71,977	80,883	71,492	86,403
Items excluded from GAAP net loss to calculate non-GAAP net income:
Amortization of intangibles:
Cost of sales	$6,186	$6,240	$18,895	$18,639
Amortization of intangibles (operating expense)	571	1,584	1,747	4,791
Total amortization of intangibles	6,757	7,824	20,642	23,430
Stock-based compensation:
Cost of sales	233	233	421	469
Engineering and development	1,770	1,243	4,656	4,279
Selling and marketing	1,184	962	3,412	3,038
General and administrative	1,377	1,472	2,630	4,440
Total stock-based compensation	4,564	3,910	11,119	12,226
Site closure and other restructuring costs:
Cost of sales	—	25	89	302
Engineering and development	—	230	(141)	5,425
Selling and marketing	61	473	(1,015)	1,125
General and administrative	—	154	(33)	1,400
Total site closure and other restructuring costs	61	882	(1,100)	8,252
Expenses related to the Broadcom patents:
Cost of sales	1,976	1,978	5,791	5,833
Engineering and development	6	81	57	2,403
Selling and marketing	19	3	150	825
General and administrative	—	5,020	—	5,325
Total expenses related to the Broadcom patents	2,001	7,082	5,998	14,386
Expenses related to the acquisition of Endace:
Selling and marketing	—	—	—	21
General and administrative	—	(31)	—	321
Total expenses related to the acquisition of Endace	—	(31)	—	342
Expenses related to the Avago acquisition:
General and administrative	4,406	—	4,406	—
Total expenses related to the Avago acquisition	4,406	—	4,406	—
Expenses related to the Avago litigation:
General and administrative	116	—	116	—
Total expenses related to the Avago litigation	116	—	116	—
Expenses related to class action lawsuit:
General and administrative	42	—	385	—
Total expenses related to class action lawsuit	42	—	385	—
Expenses related to IRS NOPA:
General and administrative	303	172	355	172
Total expenses related to IRS NOPA	303	172	355	172
Impairment of goodwill and intangible assets and related expenses:
General and administrative	129	—	129	—
Impairment of goodwill and intangible assets (operating expense)	57,895	—	57,895	—
Total impairment of goodwill and intangible assets and related expenses	58,024	—	58,024	—
Accretion of debt discount on convertible senior notes	1,667	1,562	4,920	2,327
Tax impact of above items and U.S. GAAP tax valuation allowance	(7,145)	(2,107)	(9,381)	(3,438)
Impact on GAAP net income (loss)	$70,796	$19,294	$95,484	$57,697

Non-GAAP net income	$11,731	$12,095	$40,022	$42,830
Non-GAAP diluted earnings per share	$0.16	$0.15	$0.55	$0.49
Diluted shares used in non-GAAP earnings per share computations	73,661	82,270	73,193	88,142

FY’15 Q3 Earnings Results
April 29, 2015

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:
	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2015	2014	2015	2014
Revenue	$96,296	$109,730	$311,192	$347,558

GAAP gross margin	56,610	63,648	180,831	203,422
GAAP gross margin %	58.8%	58.0%	58.1%	58.5%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Amortization of intangibles	6,186	6,240	18,895	18,639
Stock-based compensation	233	233	421	469
Site closure and other restructuring costs	—	25	89	302
Expenses related to the Broadcom patents	1,976	1,978	5,791	5,833
Impact on gross margin	8,395	8,476	25,196	25,243

Non-GAAP gross margin	$65,005	$72,124	$206,027	$228,665
Non-GAAP gross margin %	67.5%	65.7%	66.2%	65.8%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:
	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2015	2014	2015	2014
GAAP operating expenses, as presented above	$119,999	$69,465	$234,782	$214,080

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Amortization of intangibles	(571)	(1,584)	(1,747)	(4,791)
Stock-based compensation	(4,331)	(3,677)	(10,698)	(11,757)
Site closure and other restructuring costs	(61)	(857)	1,189	(7,950)
Expenses related to the Broadcom patents	(25)	(5,104)	(207)	(8,553)
Expenses related to the acquisition of Endace	—	31	—	(342)
Expenses related to the Avago acquisition	(4,406)	—	(4,406)	—
Expenses related to the Avago litigation	(116)	—	(116)	—
Expenses related to class action lawsuit	(42)	—	(385)	—
Expenses related to IRS NOPA	(303)	(172)	(355)	(172)
Impairment of goodwill and intangible assets and related expenses	(58,024)	—	(58,024)	—
Impact on operating expenses	(67,879)	(11,363)	(74,749)	(33,565)
Non-GAAP operating expenses	$52,120	$58,102	$160,033	$180,515

FY’15 Q3 Earnings Results
April 29, 2015

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:
	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
($000s)	2015	2014	2015	2014
GAAP operating loss as presented above	$(63,389)	$(5,817)	$(53,951)	$(10,658)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Amortization of intangibles	6,757	7,824	20,642	23,430
Stock-based compensation	4,564	3,910	11,119	12,226
Site closure and other restructuring costs	61	882	(1,100)	8,252
Expenses related to the Broadcom patents	2,001	7,082	5,998	14,386
Expenses related to the acquisition of Endace	—	(31)	—	342
Expenses related to the Avago acquisition	4,406	—	4,406	—
Expenses related to the Avago litigation	116	—	116	—
Expenses related to class action lawsuit	42	—	385	—
Expenses related to IRS NOPA	303	172	355	172
Impairment of goodwill and intangible assets and related expenses	58,024	—	58,024	—
Impact on operating loss	76,274	19,839	99,945	58,808
Non-GAAP operating income	$12,885	$14,022	$45,994	$48,150

FY’15 Q3 Earnings Results
April 29, 2015

Net Revenue by Product Lines:
($000s)	Q3 FY 2015 Revenues	% Total Revenues	Q3 FY 2014 Revenues	% Total Revenues	% Change

Network Connectivity Products	$70,827	74%	$77,905	71%	(9)%
Storage Connectivity and Other Products	18,467	19%	24,767	23%	(25)%
Emulex Connectivity Division	89,294	93%	102,672	94%	(13)%
Network Visibility Products	7,002	7%	7,058	6%	(1)%
Total net revenues	$96,296	100%	$109,730	100%	(12)%

Net Revenues by Channel:
($000s)	Q3 FY 2015 Revenues	% Total Revenues	Q3 FY 2014 Revenues	% Total Revenues	% Change

OEM	$77,247	80%	$91,516	83%	(16)%
Distribution	16,142	17%	15,478	14%	4%
End-user and other	2,907	3%	2,736	3%	6%
Total net revenues	$96,296	100%	$109,730	100%	(12)%

Net Revenues by Territory:
($000s)	Q3 FY 2015 Revenues	% Total Revenues	Q3 FY 2014 Revenues	% Total Revenues	% Change

Asia Pacific	$59,544	62%	$64,749	59%	(8)%
United States	18,497	19%	28,962	26%	(36)%
Europe, Middle East and Africa	16,235	17%	15,498	14%	5%
Rest of world	2,020	2%	521	1%	288%
Total net revenues	$96,296	100%	$109,730	100%	(12)%

FY’15 Q3 Earnings Results
April 29, 2015

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP net income and diluted earnings per share, (ii) non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP operating income. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Site closure and other restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type may be incurred in future periods but are generally infrequent in nature.

Patent litigation damages, license fees and royalties related to the Broadcom patents. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of these costs of sales expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Dismissal Agreement and mitigation expenses related to the Broadcom patents. Effective March 30, 2014, we have entered into a Dismissal and Standstill Agreement (Dismissal Agreement) agreeing to pay Broadcom, a non-refundable, non-cancelable dismissal and standstill fee of $5 million. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these operating expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Expenses related to the acquisition of Endace Limited. We have incurred various expenses in connection with our acquisition of Endace Limited including but not limited to legal fees, accounting fees, the mark-up on acquired

FY’15 Q3 Earnings Results
April 29, 2015

inventory, severance costs and realized translation loss. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type relate to the acquisition of an operating business and, as such, are infrequent in nature.

Expenses related to the Avago acquisition. We have incurred various expenses in connection with Avago’s intent to acquire the Company including but not limited to legal fees, accounting fees and other expenses. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to the Avago litigation. We have incurred legal expenses in connection legal proceedings arising out of with the merger transaction with Avago. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to class action lawsuit. We have incurred expenses related to a class action lawsuit that was initiated following our share repurchases in the fall of 2013. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to IRS NOPA. We have incurred various legal and accounting expenses related to the receipt and our response to the Notice of Proposed Adjustment (NOPA) received from the Internal Revenue Service in March of 2014. We disagree with the IRS’ proposed adjustments and the basis for its positions, and will administratively appeal to the IRS Appeals Office. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature but will continue in future periods until these audits are resolved.

Impairment of goodwill and intangible assets and related expenses.  With respect to the exclusion of charges relating to the impairment of intangibles, we believe these types of charges are infrequent in nature and that they do not accurately reflect the ongoing costs of operation of our core business.  As a result, we believe that the exclusion of such charges gives management and investors a more effective means of evaluating its historical performance and projected costs. In this regard, we note that charges of this nature are infrequent and are unrelated to our core business.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets. As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

- - - - - - - - -

FY’15 Q3 Earnings Results
April 29, 2015

About Emulex
Emulex provides connectivity, monitoring and management solutions for high-performance networks, delivering provisioning, end-to-end application visibility, optimization and acceleration for the next generation of software-defined, telco and Web-scale data centers. The Company’s I/O connectivity portfolio, which has been designed into server and storage solutions from leading OEMs and ODMs worldwide, enables organizations to manage bandwidth, latency, security and virtualization. The Emulex network visibility portfolio enables global organizations to monitor and improve application and network performance management. Emulex is headquartered in Costa Mesa, Calif. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Vice President, Corporate Development and Investor Relations	Senior Director, Corporate and Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

“Safe Harbor” Statement
"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that actual future results could differ materially from those described in the forward-looking statements as a result of a variety of factors, including those discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.” In addition to those factors, the factors listed below could cause actual results to differ materially from those in the forward-looking statements:

•
faster than anticipated declines in the demand for storage networking and fiber channel and slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems;

•
the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions  and the emergence of new or stronger competitors as a result of consolidation movements in the market;

•
our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers or the failure of our OEM customers to successfully incorporate our products into their systems;

•	our reliance on a limited number of third-party suppliers and subcontractors for components and assembly, many of which are located outside of the United States;

•
the effect on our margins of rapid migration of technology and product substitution by customers, including transitions from application specific integrated circuit (ASIC) solutions to boards for selected applications and higher-end to lower-end products, mezzanine card products or modular Local Area Network (LAN) on Motherboard (LOMs);

•	the non-linearity and variability in the level of our revenue resulting from the variable and seasonal procurement patterns of our customers;

•	the possibility that our goodwill could become impaired in the near term which would result in a non-cash charge and could adversely affect our reported GAAP operating results;

•	any inadequacy of our intellectual property protection or our ability to obtain necessary licenses or other intellectual property rights on commercially reasonable terms;

FY’15 Q3 Earnings Results
April 29, 2015

•	our ability to attract and retain key technical personnel;

•	our ability to respond quickly to technological developments and to benefit from our research and development activities as well as government grants related thereto and delays in product development;

•
intellectual property and other litigation against us, with or without merit, that could result in substantial attorneys’ fees and costs, cause product shipment delays, loss of patent rights, monetary damages, costs associated with product or component redesigns and require us to indemnify customers or enter into royalty or licensing agreements, which may or may not be available;

•
our dependence on sales and product production outside of the United States so that our results could be affected by adverse economic, social, political and infrastructure conditions in those countries;

•
weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations or  potential disruptions in world credit and equity markets; terrorist activities, natural disasters, or general economic or political instability and any resulting disruption in our supply chain or customer purchasing patterns; and

•	changes in tax rates or legislation, accounting standards and other regulatory changes.

On February 25, 2015, Emulex agreed to be acquired by Avago Technologies Limited (NASDAQ: AVGO), subject to the satisfaction of certain conditions. Factors related to the acquisition which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Avago may not receive a sufficient number of shares tendered from Emulex stockholders to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each of Emulex and Avago to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Emulex or Avago; (5) the ability of Emulex to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) Avago’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Emulex with Avago’s existing businesses; and (10) legislative, regulatory and economic developments.

Additional Information about the Transaction and Where to Find It
The tender offer by Avago for the outstanding shares of Emulex commenced on April 7, 2015. Certain information related to the pending transaction included on this release is for informational purposes only and shall not constitute an offer to purchase or the solicitation of an offer to sell any shares of the common stock of Emulex or any other securities. The offer is being made pursuant to a tender offer statement on Schedule TO, which contains an offer to purchase, form of letter of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Materials”), each filed with the U.S. Securities and Exchange Commission (the “SEC”) by Avago, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Emerald Merger Sub, Inc. on April 7, 2015. On the same date, Emulex filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Materials, as well as the Schedule 14D-9, were also mailed to Emulex stockholders. Investors and security holders are urged to carefully read these documents, as well as any other documents relating to the tender offer or related transactions that are filed with the SEC, when they become available, as they may be amended from time to time, because these documents will contain important information relating to the tender offer and related transactions. Investors and security holders may obtain a free copy of these documents, and other annual, quarterly and special reports and other information filed with the SEC by Avago or Emulex, at the SEC’s website at www.sec.gov. In addition, such materials are available for free from Avago or Emulex by directing any requests to investor relations at Emulex at the phone number or email address above.

A description of certain interests of the directors and executive officers of Emulex is set forth in Emulex’s Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on October 27, 2014. A description of certain interests of the directors and executive officers of Avago is set forth in Avago’s proxy statement for its 2015

FY’15 Q3 Earnings Results
April 29, 2015

annual meeting, which was filed with the SEC on February 20, 2015. To the extent holdings of either company’s securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

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